Exhibit 5.1

April 26, 2021

Five Star Bancorp

3100 Zinfandel Drive, Suite 100

Rancho Cordova, California 95670

Ladies & Gentlemen:

We have acted as counsel to Five Star Bancorp, a California corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933 (the “Act”) of up to 6,054,750 shares of the Company’s common stock, no par value per share (the “Shares”), pursuant to the registration statement on Form S-1 (File No. 333-255143) filed with the Securities and Exchange Commission (the “Commission”) on April 9, 2021 (such registration statement, as amended to the date hereof, is herein referred to as the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement has become effective under the Act, the Shares, when duly issued and sold as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

We are members of the bar of New York and California. We do not express any opinion herein on any laws other than the law of the State of New York and California.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Covington & Burling LLP